                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement (File Nos. 333-71493 and 333-71493-01) on Form S-4 of Tyco International Ltd. and Tyco International Group S.A. of our report dated September 30, 1998 (relating to the consolidated balance sheet of United States Surgical Corporation and its subsidiaries as of September 30, 1997, and the consolidated statements of operations, changes in stockholders' equity and cash flows for the nine month period ended September 30, 1997, the twelve month period ended December 31, 1996 and the related financial statement schedule for the nine month period ended September 30, 1997 and the twelve month period ended December 31, 1996), which report is included in Tyco International Ltd.'s Current Report on Form 8-K filed December 10, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                          /s/ DELOITTE & TOUCHE LLP


Stamford, Connecticut
February 23, 1999